Exhibit 3.2

                  Certificate of Amendment of the
                  Certificate of Incorporation of
                     Ream Printing Paper Corp.

         Under Section 805 of the Business Corporation Laws
                       _____________________

     FIRST: The name of the corporation is Single Source Financial Services Corporation. The name under which the corporation was formed is Ream Printing Paper Corp.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on September 19, 1994.

     THIRD: The Amendments of the Certificate of Incorporation effected by this Certificate of Amendment are as follows:

     1.  To change the name of the Corporation from Ream Printing
Paper Corp. to Single Source Financial Services Corporation; and

     2. To increase the authorized number of shares in the Corporation from 20,000,000 to 100,000,000.

     FOURTH: To accomplish the foregoing amendments, Article 1 of the Certificate of Incorporation relating to the name of the Corporation is hereby stricken out in its entirety and the following new article is substituted in lieu thereof:

                       Article 1   Name

     The name of this Corporation is Single Source Financial Services
Corporation.

     To accomplish the foregoing amendment, Article 4 of the Articles of Incorporation relating to the number of authorized shares is hereby stricken out in its entirety and the following new article is substituted in lieu thereof:


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                 Article 4   Number of Shares

     The aggregate number of shares which the Corporation shall have the authority to issue is one hundred million (100,000,000), all of which shall have a par value of one mill ($.001).

     FIFTH: The manner in which the foregoing amendments of the Certificate of Incorporation were authorized is as follows:

     The foregoing amendments were approved by a vote of the majority of the Board of Directors and by the vote of a greater number or proportion of the holders of securities required to approve such amendments.

Signed on November 6, 2000


                                      _______________________________
                                      Arnold F. Sock, President of
                                      Ream Printing Paper Corp.


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